THE SECURITIES REPRESENTED BY THIS DOCUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS SUCH SALE, TRANSFER OR ASSIGNMENT IS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR SATISFIES THE REQUIREMENTS OF RULE 144 OF THE SECURITIES AND EXCHANGE COMMISSION, OR IS EFFECTED PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH SALE, TRANSFER OR ASSIGNMENT IS EXEMPT FROM SUCH REGISTRATION.

LOT78, INC.

UNSECURED SENIOR CONVERTIBLE PROMISSORY NOTE 2016

Bond Issue $350,000 Issue Date: August _, 2013

Lot78, Inc., a Nevada corporation (the "Company"), for value received, promises to pay to the order of BANQUE BENEDICT RENTSCH & CIE SA, or its permitted assigns (the "Holder"), the principal sum of Three Hundred and Fifty Thousand Dollars ($350,000) plus simple interest thereon from the date of this Note (the "Issue Date") until fully paid at the rate often percent (10%) per annum.

I. Payment of Principal and Interest. Interest payments shall be due and payable semi-annually. Payments of principal and any accrued but unpaid interest are to be made on or before the Maturity Date (as defined below). All payments are to be made to Bank of New York, (swift: IRVTUS3N) Credit Suisse Zurich (Swift: CRESCHZZ80A) Beneficiary: Bank Benedict Hentsch & Cie SA account number: CH73 0483 5039 3439 1478 0 or at such other place as Holder designates to the Company in writing. Interest under this Note shall be computed on the basis of a 365-day year and the actual number of days elapsed. Interest shall be paid gross.

In the event of the Company’s failure to make any payment when due ("Default"), this Note shall bear an interest rate of fifteen percent ( 15%) per annum (the "Default Interest") commencing on the date of Default until the date upon which the entire principal balance and any accrued interest are fully paid.

2. Maturity. This Note shall mature automatically and the entire outstanding principal amount, together with all interest accrued under this Note, shall become due and payable on I September 2016 ("Maturity Date"), unless this Note, before such date, is converted into shares of capital stock of the Company pursuant to Section 5 hereof. On the Maturity Date, the Company shall make payment to the Holder of an amount in cash equal to one hundred and twelve percent ( 112%) multiplied by the sum of the outstanding principal amount of the Note plus any interest and Default Interest validly accrued and not paid by the Company.

3. Prepayment. Subject to the Holder’s right to convert pursuant to Section 5 hereof, this Note may be prepaid, in whole and not in part, at any time during the period beginning on the Issue Date of this Note and ending one hundred eighty (180) days following the Issue Date, upon ten (10) days advance written notice to the Holder (the "Prepayment Notice"). If the Company exercises its right to prepay the Note, the Company shall make payment to the Holder of an amount in cash equal to one hundred and twenty percent (120%) multiplied by the sum of the outstanding principal amount of the Note plus any interest and Default Interest validly accrued and not paid by the Company.

4. Right to Appoint an Observer and receive Information, Noteholder meetings. For so long as not less than USD$250,000 remains outstanding in respect of this Note, the Holder shall be entitled to appoint an observer to attend and observe at each meeting and committee meeting (including the audit committee) of the Board

Directors of the Company. The Company shall not have any obligation to pay costs or expenses in relation to this observer.

The Holder shall receive copies of all communications and notices circulated to shareholders and shall be entitled to attend all shareholder meetings.

As Holder there shall be annual meeting of Note holders and the holder shall be entitled to call for a meeting of Note holders on 21 days written notice at which voting shall be in accordance with the monetary amount of Notes held

5. Conversion of Note.

(a) Conversion into Stock . At the option of the Holder, at any time, the entire principal amount of this Note plus any accrued interest and Default Interest may be converted , in whole, into fully paid and nonassessable shares of common stock ("Conversion") at the Conversion Price (as defined herein). The number of such shares of common stock that Holder shall be entitled to receive, and shall receive, upon such Conversion shall be determined by dividing the aggregate amount of principal and any accrued interest and Default Interest under this Note being so converted by the Conversion Price (as defined herein). Holder agrees to execute and deliver the form of Notice of Conversion attached hereto. Upon receipt by the Company of any such Notice of Conversion, the election to convert shall be irrevocable and the date the Notice of Conversion executed by the Holder shall be the "Conversion Date." Notwithstanding the above, upon receipt of a Prepayment Notice, Holder shall have five (5) business days in which to elect to convert the entire Note, including any and all accrued interest and Default Interest and deliver a Notice of Conversion.

(b) Conversion Price. Subject to adjustment as provided below, the "Conversion Price" shall equal

$0.125 per common share.

(c) Stock Certificates. Upon Conversion into common stock, the Company shall issue and deliver to Holder, or to Holder's nominee or nominees, a certificate or certificates representing the number of shares of common stock to which Holder shall be entitled as a result of Conversion as provided herein .

(d) Adjustment Due to Dilutive Issuance. If, at any time when this Note is issued and outstanding, the Company issues or sells, or is deemed to have issued or sold, any shares of common stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or a allowances in connection therewith) less than the Conversion Price in effect on the date of such issuance (or deemed issuance) of such shares of common stock (a "Dilutive Issuance"), then immediately upon the Dilutive Issuance, the Conversion Price will be reduced to the amount of the consideration per share received by the Company in such Dilutive Issuance and Holder shall be entitled to receive that number of shares which shall allow Holder to maintain at least the same percentage of issued and outstanding shares of the Company as the Holder held prior to the Dilutive Issuance, to be calculated on a fully -diluted basis.

The Company shall be deemed to have issued or sold shares of common stock if the Company in any manner issues or grants any warrants, rights or opt ions (not including employee stock option plans), whet her or not immediately exercisable, to subscribe for or to purchase common stock or other securities convertible into or exchangeable for common stock ("Convertible Securities") (such warrants, rights and options to purchase common stock or Convertible Securities are hereinafter referred to as " Options") and the price per share for which common stock is issuable upon the exercise of such Options is less than the Conversion Price then in effect, then the Conversion Price shall be equal to such price per share. For purposes of the preceding sentence, the "price per share for which common stock is issuable upon the exercise of such Options" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration , if any, payable to the Company upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the Conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of common stock issuable upon the exercise of all such Options (assuming full Conversion of Convertible Securities, if applicable). No further adjustment to the Conversion Price will be made upon the actual issuance of such common stock upon the exercise of such Options or upon the Conversion or exchange of Convertible Securities issuable upon exercise of such Options.

Additionally, the Company shall be deemed to have issued or sold shares of common stock if the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options), and the price per share for which common stock is issuable upon such Conversion or exchange i s less than the Conversion Price then in effect, then the Conversion Price shall be equal to such price per share. For the purposes of the preceding sentence, the "price per share for which common stock is issuable upon such Conversion or exchange" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the Conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of common stock issuable upon the Conversion or exchange of all such Convertible Securities. No fuller adjustment to the Conversion Price will be made upon the actual issuance of such common stock upon Conversion or exchange of such Convertible Securities.

(e) Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding and prior to Conversion of the Note, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of common stock of the Company shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Company or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then the Holder of this Note shall thereafter have the right to receive upon Conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of common stock immediately theretofore issuable upon Conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on Conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof(including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon Conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the Conversion hereof. The Company shall not affect any transaction described in this Section S(e) unless (a) it first gives, to the extent practicable, thirty (30) days prior written notice (but in any event a t least fifteen (15) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Note) and (b) the resulting successor or acquiring entity ( if not the Company) assumes by written instrument the obligations of this Section S(e). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

(f) Adjustment Due to Distribution. If the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of common stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Company's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off) (a "Distribution"), then the Holder of this Note shall be entitled, upon any Conversion of this Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of common stock issuable upon such Conversion had such Holder been the holder of such shares of common stock on the record date for the determination of shareholders entitled to such Distribution.

(g) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this Section 5, the Company, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder of a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall , upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of common stock and the amount, if any, of other securities or property which at the time would be received upon Conversion of the Note.

6. Registration Rights. After the date of this Note, the Company is obligated to register any shares converted hereunder in a Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission. Any costs associated with this registration shall be paid by the Company. The Company shall use its best-efforts to register the shares within one hundred and eighty (180) days of the date of this Note.

7. Unsecured Obligation. This Note represents a senior unsecured obligation of the Company and will not be subordinate to any other debt of the Company now existing or hereafter incurred. Notwithstanding the foregoing, this Note will rank pari passu with all other senior unsecured obligations of the Company with respect to right of payment and priority.

8. No Rights as Stockholder. This Note does not entitle Holder to voting rights or any other right as a shareholder of the Company before the Conversion hereof.

9. Losses, Theft or Destruction of Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft or destruction of this Note and of indemnity or security reasonably satisfactory to the Company, the Company shall make and deliver a new Note that shall carry the same rights to interest (unpaid and to accrue) carried by this Note, stating that such Note is issued in replacement of this Note, making reference to the original Issue Date of this Note (and any successor hereto) and dated as of such cancellation, in lieu of this Note.

10. Severability. Every provision of this Note is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which shall remain binding and enforceable to the Company and the Holder.

11.    Miscellaneous.

(a) No Fractional Units or Scrip. No fractional shares or scrip representing fractional units shall be issued upon the Conversion of this Note. In lieu of any fractional shares to which Holder otherwise would be entitled, the Company shall make a cash payment equal to the Conversion Price then in effect multiplied by such fraction.

(b) Issue Date. The provisions of this Note shall be construed and shall be given effect in all respects as if this Note had been issued and delivered by the Company on the earlier of the date hereof or the Issue Date of any Note for which this Note is issued in replacement. This Note shall be binding on any successor or assign of the Company.

(c) Governing Law. This Note shall be governed by and construed in accordance with the laws of England, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the courts of England.

(d) Compliance With Usury Laws. The Company and Holder intend to comply with all applicable usury laws. In fulfilling this intention, all agreements between the Company and Holder are expressly limited so that the amount of interest paid or agreed to be paid to the Holder for the use, forbearance, or detention of money under this Note shall not exceed the maximum amount permissible under applicable law.

If for any reason the law shall prohibit a payment of any amount required under this Note, then the obligation shall be reduced to the maximum allowable by such law. If for any reason Holder receives as interest an amount that would exceed the highest lawful rate, then the amount that would constitute excessive interest shall be applied to the reduction of the principal of this Note and not to the payment of interest. If any conflict arises between this provision and any provision of any other agreement between the Company and Holder, then this provision shall control.

(e) Legal Representation. Holder agrees and represents that such party has been represented by such party's own legal counsel with regard to all aspects of this Note, or if such party is acting without legal counsel , that such party has had adequate opportunity and has been encouraged to seek the advice of such party's own legal counsel prior to the execution of this Agreement.

(f) Jurisdiction. This Note shall be governed by and construed in accordance with the laws of England. The courts of England shall have exclusive jurisdiction to settle any dispute or claim that arises out of, or in connection with this Note. Accordingly, any action whatsoever brought upon or relating to this Note shall be instituted and prosecuted in the courts of England

(g) Restrictions. Holder acknowledges that all shares of common stock acquired upon the Conversion of this Note shall be subject to restrictions on resale imposed by applicable state and federal securities laws.

(h) Assignment. Subject to restrictions on resale imposed by state and federal securities laws, Holder may assign this Note or any of the rights, interests or obligations hereunder, by operation of law or otherwise, in whole or in part, to any person or entity so long as such assignee agrees to be bound by the terms and conditions of the Note. Effective upon any such assignment, the person or entity to whom such rights, interests and obligations are assigned shall have and exercise all of Holder's rights, interests and obligations hereunder as if such person or entity were the original holder of this Note.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Lot78, Inc. has caused this Unsecured Senior Convertible Promissory Note to be executed by its officer thereunto duly authorized.

The "Company"

LOT78, INC.

a Nevada corporation

_______________________________

By: Oliver Amhurst

Its: Chief Executive Officer

Accepted and Agreed to:

“Holder”

Signature